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                                                                    EXHIBIT 11.0

                         EARNINGS PER SHARE CALCULATION
                       UTILIZING THE TREASURY STOCK METHOD
                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

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                                                                      QUARTER ENDED JUNE 30,           YEAR ENDED JUNE 30,
                                                                  ------------------------------  ---------------------------
                                                                      1996             1995           1996            1995
                                                                  -------------   --------------  --------------  --------------
Proceeds upon exercise of options outstanding                     $     82,612    $      46,780
                                                                  -------------   --------------
                                                                  -------------   --------------
Average market price of common stock                              $      38.53    $       29.45
                                                                  -------------   --------------
                                                                  -------------   --------------
Weighted average common shares outstanding                          58,776,537       57,115,655
Issued shares - exercise of options                                  2,593,214        1,863,165
Shares assumed to be repurchased with proceeds from exercise        (2,144,027)      (1,588,539)
                                                                  -------------   --------------  --------------  --------------
Weighted average shares outstanding (A)                             59,225,724       57,390,281     58,292,971       54,780,162
                                                                  -------------   --------------  --------------  --------------
                                                                  -------------   --------------  --------------  --------------
Net income (B)                                                    $     43,539    $      38,774   $    166,440     $     49,449
                                                                  -------------   --------------  --------------  --------------
                                                                  -------------   --------------  --------------  --------------
Earnings per share ((B) divided by (A))                           $       0.74    $        0.68   $       2.86     $       0.90
                                                                  -------------   --------------  --------------  --------------
                                                                  -------------   --------------  --------------  --------------
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